                                                                                                                                                                 Exhibit 10.1

		Award Range
Summit Financial Group, Inc.	Douglas Mitchell	Threshold:	10.00%	16,000
2007 Annual Incentive Compensation Plan	Position: Chief Banking Officer	Target:	20.00%	32,000
		Maximum	30.00%	48,000

			Measurement	Payout Potential				Actual
Objective	Weight	Expected Performance	Date	Threshold	Target	Maximum	Actual Performance	Payout

Individual Performance --

Account Growth	*%	Ensure that we have a net positive number of transaction accounts, both business and personal, interest bearing and non-interest bearing accounts. Threshold: *% Growth; Target: *%; Maximum: *% or >	12/07	$*	$*	$*

Core Deposit Growth	*%	Grow our core deposits by Threshold: *%; Target: *%; Maximum: *% or >	12/07	$*	$*	$*

Internet Banking	*%	Continued Growth in "Active" Internet Banking Users. Threshold: *%; Target: *%; Maximum: *% or >	12/07	$*	$*	$*

Non-Interest Bearing Checking Growth (Includes Forever Free w/ Interest) measured in terms of avg. balance	*%	Threshold: *% Target: *%; Maximum: *% or >	12/07	$*	$*	$*

Remote Capture	*%	Increase Active Remote Capture Customers not currently depositing with us. Threshold: *; Target: *; Maximum: * or >	12/07	$*	$*	$*
Totals	100.00%

* Confidential and proprietary information	Approved:
H. Charles Maddy, III, President & CEO